                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT                               COMMISSION FILE NUMBER
          MAY 4, 1998                                        0-21943
(Date of earliest event reported)

                     -------------------------------------

                               FOUR MEDIA COMPANY
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                         95-4599440
(State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

       2813 WEST ALAMEDA AVENUE
         BURBANK, CALIFORNIA                                 91505
(Address of principal executive offices)                   (Zip code)


                                  818-840-7000
               Registrant's telephone number including area code:

                                 Not applicable
                                 --------------
         (Former name and former address, if changed since last report)

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits. The following documents are included as part of this report:

(a)  Financial Statements of Business Acquired:                                     PAGE NO.
                                                                                    --------
     Video Symphony, Inc. and Affiliate Financial Statements for the
      years ended December 31, 1995, 1996 and 1997

        Report of Independent Accountants............................................  A-1
         Combined Balance Sheets at December 31, 1995, 1996 and 1997.................  A-2
        Combined Statements of Operations for the years ended
         December 31, 1995, 1996 and 1997............................................  A-3
        Combined Statements of Equity for the years ended
         December 31, 1995, 1996 and 1997............................................  A-4
        Combined Statements of Cash Flows for the years ended
         December 31, 1995, 1996 and 1997............................................  A-5
        Notes to Combined Financial Statements.......................................  A-6

(b)  Pro Forma Financial Information

        Unaudited Pro Forma Condensed Consolidated Financial Information.............  B-1
        Unaudited Pro Forma Condensed Consolidated Balance Sheet
         as of May 3, 1998...........................................................  B-2
        Unaudited Pro Forma Condensed Consolidated Statement of Operations
         for the year ended August 3, 1997...........................................  B-3
        Unaudited Pro Forma Condensed Consolidated Statement of Operations
         for the nine months ended May 3, 1998.......................................  B-4
        Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.....  B-5

                       REPORT OF INDEPENDENT ACCOUNTANTS
                            -----------------------

To the Shareholders of
  Video Symphony, Inc, and Affiliate


     We have audited the accompanying combined balance sheets of Video Symphony, Inc, and Affiliate (referred to as the "Company"), as identified in Note 1 to the Notes to Combined Financial Statements as of December 31, 1995, 1996 and 1997, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Video Symphony, Inc. and Affiliate as of December 31, 1995, 1996 and 1997, and the results of their combined operations and their combined cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        COOPERS & LYBRAND L.L.P.

Los Angeles, California
April 8, 1998

                      VIDEO SYMPHONY, INC.  AND AFFILIATE
                            COMBINED BALANCE SHEETS
                                 (in thousands)

                                                                               DECEMBER 31,
                                                                   ----------------------------------
                                                                   1995           1996           1997
                                                                   ----           ----           ----
                 ASSETS
Current Assets:
 Cash.....................................................         $   79         $  101         $   43
 Trade accounts receivable................................            394            626            513
 Due from related party...................................              -              -              9
                                                                   ------         ------         ------
  Total current assets....................................            473            727            565

Property and equipment, net...............................          1,349          3,094          3,090
Other assets..............................................              -             37             11
                                                                   ------         ------         ------
  Total assets............................................         $1,822         $3,858         $3,666
                                                                   ======         ======         ======

         LIABILITIES AND EQUITY

Current Liabilities:
 Current maturities of long-term debt and capital lease
  obligations.............................................         $  263         $  880         $1,358
 Accounts payable.........................................            264            144            170
 Due to related party.....................................             15              -              -
 Accrued expenses.........................................              -            117             38
                                                                   ------         ------         ------
  Total current liabilities...............................            542          1,141          1,566

Long-term debt and capital lease obligations..............            366          1,430            819
                                                                   ------         ------         ------
  Total Liabilities.......................................            908          2,571          2,385

Commitments (Note 6)

Equity....................................................            914          1,287          1,281
                                                                   ------         ------         ------
  Total liabilities and equity............................         $1,822         $3,858         $3,666
                                                                   ======         ======         ======

The accompanying notes are an integral part of these combined financial statements.

                       VIDEO SYMPHONY, INC. AND AFFILIATE
                       COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                                 ------------------------------------
                                                                                 1995            1996            1997
                                                                                 ----            ----            ----
Revenues:
 Equipment rental......................................................         $1,356          $3,281          $3,438
 Other.................................................................             --              --             224
                                                                                ------          ------          ------
  Total revenues.......................................................          1,356           3,281           3,662

Expenses:
 Direct operating......................................................            313             742             570
 Depreciation and amortization of rental equipment.....................            175             528             873
 Selling, general and administrative...................................            289             193             966
 Interest expense, net.................................................             53             130             260
                                                                                ------          ------          ------
  Total expenses.......................................................            830           1,593           2,669
                                                                                ------          ------          ------
  Income before income taxes...........................................            526           1,688             993

Provision for income taxes.............................................             --              (2)            (15)
                                                                                ------          ------          ------
  Net income...........................................................         $  526          $1,686          $  978
                                                                                ======          ======          ======

The accompanying notes are an integral part of these combined financial statements.

                       VIDEO SYMPHONY, INC. AND AFFILIATE
                         COMBINED STATEMENTS OF EQUITY
                                 (in thousands)

                                                         COMMON      DUE FROM      RETAINED    PARTNERS'
                                                          STOCK    SHAREHOLDERS    EARNINGS     CAPITAL      TOTAL
                                                         -------   -------------   ---------   ----------   -------
Balance, December 31, 1994............................         -              -           -      $   227    $  227

 Net income...........................................         -              -           -          526       526
 Partner contributions................................         -              -           -          206       206
 Partner distributions................................         -              -           -          (45)      (45)
                                                         -------       --------       -----      -------    ------

Balance, December 31, 1995............................         -              -           -          914       914

 Net income...........................................         -              -       $ 140        1,546     1,686
 Partner distributions................................         -              -           -         (563)     (563)
 Repurchase of partnership interest...................         -              -           -          (55)      (55)
 Adjustment to incorporate partnerships and issue
  common stock........................................    $1,842              -           -       (1,842)        -
 Shareholder distributions............................         -              -         (94)           -       (94)
 Net advances to shareholders.........................                    ($601)          -            -      (601)
                                                         -------       --------       -----      -------    ------

Balance, December 31, 1996............................     1,842           (601)         46            -     1,287

 Net income...........................................         -              -         978            -       978
 Shareholder distributions............................         -              -        (332)           -      (332)
 Net advances to shareholders.........................         -           (727)          -            -      (727)
 Common stock issued to minority shareholder..........        75              -           -            -        75
                                                         -------       --------       -----      -------    ------

Balance, December 31, 1997............................    $1,917       $( 1,328)      $ 692      $     -    $1,281
                                                         =======       ========       =====      =======    ======

The accompanying notes are an integral part of these combined financial statements.

                       VIDEO SYMPHONY, INC. AND AFFILIATE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                                                       1995         1996         1997
                                                                                    ---------   ----------   ----------
Cash flows from operating activities:
 Net income......................................................................      $ 526      $ 1,686      $   978
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization of rental equipment..............................        175          528          873
  Depreciation of leasehold improvements and furniture and fixtures..............          -            4           15
  Gain on sale of equipment......................................................          -         (186)         (23)
  Changes in operating assets and liabilities:
   (Increase) decrease in trade receivables......................................       (394)        (232)         113
   (Increase) decrease in intercompany receivables...............................          -            -           (9)
   (Increase) decrease in other assets...........................................          -          (37)          26
   Increase (decrease) in accounts payable.......................................        142         (120)          26
   Increase (decrease) in intercompany payables..................................         15          (15)           -
   Increase (decrease) in accrued expenses.......................................        (38)         117          (79)
                                                                                       -----      -------      -------
     Net cash provided by operating activities...................................        426        1,745        1,920
                                                                                       -----      -------      -------
Cash flows from investing activities:
 Proceeds from sale of equipment.................................................          -          197           68
 Purchases of property, plant and equipment......................................       (398)        (122)        (225)
                                                                                       -----      -------      -------
     Net (used in) cash provided by investing activities.........................       (398)          75         (157)
                                                                                       -----      -------      -------
Cash flows from financing activities:
 Proceeds from bank lines of credit..............................................          -            -          275
 Repayment of equipment capital lease obligations................................       (115)        (485)        (975)
 Repayment of note payable.......................................................          -            -         (137)
 Partner contributions...........................................................        206            -            -
 Partner distributions...........................................................        (45)        (563)           -
 Repurchase of partnership interest..............................................          -          (55)           -
 Common stock issued to minority shareholder.....................................          -            -           75
 Shareholder distributions.......................................................          -          (94)        (332)
 Due from shareholders...........................................................          -         (601)        (727)
                                                                                       -----      -------      -------
     Net cash provided by (used in) investing activities.........................         46       (1,798)      (1,821)
                                                                                       -----      -------      -------
     Net increase (decrease) in cash.............................................         74           22          (58)

Cash at beginning of year........................................................          5           79          101
                                                                                       -----      -------      -------

Cash at end of year..............................................................      $  79      $   101      $    43
                                                                                       =====      =======      =======
Supplemental disclosure of cash flow information:
 Cash paid during the year for interest..........................................      $  53      $   130      $   260
 Cash paid during the year for income taxes......................................      $   -      $     -      $     4
 Non-cash investing and financing activities:
  Capital lease obligations incurred.............................................      $ 670      $ 1,786      $   704
  Note payable incurred to buyout partner........................................      $   -      $   380      $     -
  Incorporation reclassification of partnership earnings and capital.............      $   -      $ 1,842      $     -

The accompanying notes are an integral part of these combined financial statements.

                       VIDEO SYMPHONY, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.  ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements consist of Video Symphony, Inc., a California S-Corporation, and Digital Doctors, Inc., a California S-Corporation. These entities are collectively referred to as Video Symphony, Inc. and Affiliate (the "Company").

     The accompanying combined financial statements have been presented on a combined basis due to common ownership and business. The combination was accounted for in a manner similar to a pooling of interest. All significant intercompany transactions and balances have been eliminated. The combination excludes a certain entity under common ownership or control of the shareholders, since it engages in unrelated business lines and will not be subject to acquisition noted herein.

     The Company was formed in 1995 as one partnership between Mike Flanagan, Greg Howard and Eugene Huang. The Company is in the business of renting and selling computer video editing equipment, primarily to the television and motion picture industry. On July 1, 1996, the Company repurchased the partnership interest from Eugene Huang for $435,000. Effective December 1, 1996, both companies combined herein were incorporated under the laws of the State of California. All shareholders of the Company have equal percentages of ownership in both entities combined herein.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition.  Revenue is earned through rental and sales of
     -------------------
equipment. Equipment rentals are accounted for as short-term operating leases and revenues are recorded as earned under the terms of the rental or leasing contract. Revenues from equipment sales are recognized when a product is shipped.

     Property and Equipment.  Property, equipment and leasehold improvements are
     ----------------------
recorded at cost. Expenditures for improvements are capitalized while maintenance and repairs are charged to operations as incurred.

     Depreciation and Amortization.  Depreciation of property and equipment is
     -----------------------------
computed by use of the straight-line method based on the estimated useful life of 5 years of the respective assets, except for leasehold improvements, which are amortized using the straight-line method over the life of the improvement or the length of the lease, whichever is shorter. When properties are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is credited or charged to operations.

                       VIDEO SYMPHONY, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Income Taxes.  Effective December 1, 1996, the Company converted to an S-
     -------------
Corporation for income tax purposes. As a result of S-Corporation status, the Company is not subject to federal income tax at the corporate level, and California state franchise taxes are assessed at a rate of 1.5%, and are included in the provision for income taxes in the Company's statements of operations.

     Use of Estimates.  The preparation of financial statements in conformity
     -----------------
with generally accepted accounting principles requires management to make estimates and assumptions for the reporting period and as of the financial statement date. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

     Fair Value.  In accordance with the reporting requirements of Statement of
     -----------
Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," the Company calculates the fair value of financial instruments and includes this additional information in the notes to the combined financial statements when the fair value is different than the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made.

     Advertising.  The Company reports the costs of all advertising as expenses
     -----------
in the periods in which those costs are incurred. Advertising expense was $0, $2,440 and $31,143 for the years ended December 31, 1995, 1996 and 1997, respectively.

3.  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high-credit, quality institutions which are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At December 31, 1995, 1996 and 1997, the Company had no accounts with any lending institution in excess of the amount insured by the FDIC.

                       VIDEO SYMPHONY, INC. AND AFFILIATE

3.  CONCENTRATION OF CREDIT RISK, CONTINUED

     The Company grants credit to its customers, substantially all of whom are in the entertainment industry. Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base. The Company controls credit risk through credit approvals, credit limits and monitoring procedures. Credit is extended based on an evaluation of each customer's financial condition, and generally collateral is not required. The Company did not have any customers or group of customers which accounted for a significant amount of revenues for the years ended December 31, 1995, 1996 and 1997.

4.   PROPERTY AND EQUIPMENT

     The following is a summary of property and equipment at December 31 (in thousands):

                                                                         1995         1996         1997
                                                                         ----         ----         ----
Rental equipment.................................................       $  659       $1,096       $1,267
Rental equipment under capital leases............................          863        2,630        3,230
                                                                        ------       ------       ------
   Total.........................................................        1,522        3,726        4,497

Less: Accumulated depreciation...................................          175          669        1,492
                                                                        ------       ------       ------
   Rental equipment, net.........................................        1,347        3,057        3,005
Furniture and fixtures...........................................            2           15           41
Leasehold improvements...........................................           --           27           63
                                                                        ------       ------       ------
   Total.........................................................            2           42          104

Less Accumulated depreciation....................................            -            5           19
                                                                        ------       ------       ------
   Leasehold improvements and furniture and fixtures, net........            2           37           85
                                                                        ------       ------       ------
   Total property and equipment, net.............................       $1,349       $3,094       $3,090
                                                                        ======       ======       ======

     During the fiscal years ended December 31, 1995, 1996 and 1997, the Company incurred repairs, maintenance and spare parts expenses of $114,203, $167,020 and $85,453, respectively.

5.   LONG-TERM DEBT

     The following is a summary of long-term debt (in thousands):

                                                             1995        1996         1997
                                                             ----        ----         ----
Capital lease obligations...........................         $629       $1,930       $1,659
Bank lines of credit................................           --           --          275
Note payable........................................           --          380          243
                                                             ----       ------       ------
                                                              629        2,310        2,177
Less: Current maturities............................          263          880        1,358
                                                             ----       ------       ------
                                                             $366       $1,430       $  819
                                                             ====       ======       ======

                       VIDEO SYMPHONY, INC. AND AFFILIATE

5.  LONG TERM DEBT, CONTINUED

          All loans and capital lease obligations as of December 31, 1997 expire in the year 2000. Aggregate loan and capital lease obligation maturities for the next three fiscal years are as follows (in thousands):

                                                                          FUTURE
                                                           PRINCIPAL      LEASE
     YEARS ENDING IN                                        PAYMENTS     PAYMENTS    TOTAL
     ---------------                                       ---------     --------    -----
         1998.............................................    $354        $1,128      $1,483
         1999.............................................      89           577         667
         2000.............................................      75           116         190
                                                              ----        ------      ------
                                                               518         1,821       2,340
     Less: Interest included in capital lease obligation..      --           163         163
                                                              ----        ------      ------
                                                              $518        $1,658      $2,177
                                                              ====        ======      ======

     The Company has entered into various capital lease obligations related to the purchase of equipment. These notes are due through the year 2000 and are at interest rates of 8.19% to 37.08%.

     In February 1997, the Company entered into three $100,000 line-of-credit agreements with Preferred Bank, expiring in March of 1998, bearing interest at prime plus 2.5%. The bank's prime rate was 8.5% at December 31, 1997. The lines of credit are collateralized by substantially all of the assets of the Company and personally guaranteed by the shareholders of the Company. Two of the lines of credit were renewed through June of 1998 and the remaining line of credit was fully repaid upon expiration in March of 1998.

     In July 1996, the Company purchased the interest of one of its partners with a $380,000 unsecured 12% note payable due through the year 2000.

6.   COMMITMENTS

     The Company leases an office facility under a three-year noncancellable operating lease with the initial term commencing February 1997 and ending June 2000. The lease contains a base rent of $2,500 per month and additional payments for maintenance costs. Rent expense for the year ended December 31, 1997 totaled $28,287.

     At December 31, 1997, the annual commitment under the operating lease is as follows (in thousands):

                     YEARS ENDING IN
                     ---------------
                         1998..........................        $30
                         1999..........................         30
                         2000..........................         15
                                                               ---
                                                               $75
                                                               ===

                       VIDEO SYMPHONY, INC. AND AFFILIATE

6.   COMMITMENTS, CONTINUED

     During 1995 and 1996, the Company shared an office facility with Video Symphony Entertraining, Inc. ("VSE"), a non-combined affiliate commonly owned by the shareholders of the Company. Rent expense for the year ended December 31, 1995 and 1996 for the Company totaled $25,493 and $38,820, respectively, based on the square footage occupied.

7.   EQUITY

     A summary of the common stock at December 31 of the Combined Companies is as follows (in thousands):

                                                                                            1996           1997
                                                                                         -----------   ------------
Video Symphony, Inc. 10,000,000 shares authorized, 1,000,000 and 1,020,000 shares
 issued and outstanding at 1996 and 1997, respectively; no par or stated value........        $1,841         $1,878

Digital Doctors, Inc. 10,000,000 shares authorized, 1,000,000 and 1,020,000 shares
 issued and outstanding at 1996 and 1997, respectively; no par or stated value........             1             39
                                                                                              ------         ------
                                                                                              $1,842         $1,917
                                                                                              ======         ======

8.   EMPLOYEE BENEFIT PLAN

     The Company instituted a profit-sharing plan (the "Plan") for eligible employees in 1996. The annual Company contribution to the Plan is to be determined by the Board of the Plan, with a maximum amount equal to the amount allowed under Internal Revenue Service regulations, Section 415(c) of the Internal Revenue Code. The Company contributed $77,347 and $0 to the Plan for the years ended December 31, 1996 and 1997, respectively.

9.  RELATED PARTIES

     In July 1996, the Company purchased the partnership interest of Eugene Huang for a total purchase price of $435,000. The Company paid $55,000 in cash and entered into an unsecured note payable for the remaining $380,000, bearing interest at 12% and due in the year 2000.

                       VIDEO SYMPHONY, INC. AND AFFILIATE

9.  RELATED PARTIES, CONTINUED

     The Company entered into an operating lease for facilities and certain capital leases for equipment on behalf of VSE. The facility and the equipment under the capital leases are used solely by VSE and the Company does not recognize any sublease income from VSE. Rent expense for facilities and the capital lease assets and obligations and associated amortization and interest expense are not included in the combined financial statements of the Company.
In addition, the Company funded certain operational expenses and repayments of capital lease obligations of VSE. As a result, at December 31, 1995, 1996 and 1997, the Company has receivables form VSE totaling $0, $601,269 and $1,327,957, respectively. The shareholders of the Company have personally guaranteed the receivables from VSE. The receivable amounts from VSE in each of the years are shown in the statement of equity as receivables from the shareholders of the Company, as it is uncertain whether VSE will have the ability to repay such receivables.


10.  SUBSEQUENT EVENT

     In December 1997, the Company entered into an agreement with Four Media Company ("4MC") whereby 4MC will acquire the business operations, certain assets and assume certain liabilities of the Company. The acquisition will be accounted for under the purchase method of accounting and is expected to be completed during the second quarter of 1998.

                               FOUR MEDIA COMPANY
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     On May 4, 1998, Four Media Company ("4MC") through its wholly owned subsidiary VSDD Acquisition Corp., acquired all of the outstanding ownership interests in Symphonic Video LLC and Digital Doctors LLC from their parent companies Video Symphony, Inc. and Digital Doctors, Inc. (collectively "VSI"). In this transaction, 4MC effectively acquired all of the operations of VSI. The purchase price totaled approximately $3.1 million paid in 4MC common stock.

     On February 2, 1998, 4MC acquired all the outstanding shares of capital stock of Visualize, a California corporation d/b/a Pacific Ocean Post ("POP"). The purchase price of the shares was $26.4 million of which $23.3 million was paid in cash, and $3.1 million is represented by promissory notes. Additional adjustment contingent on and related to the amounts of tax refunds or payments may become due upon realization. Substantially all of the cash was provided by 4MC's new $200 million credit facility.

     The unaudited pro forma condensed consolidated balance sheet at May 3, 1998 gives effect to the VSI acquisition as if it had occurred on May 3, 1998. The 4MC historical balance sheet at May 3, 1998 includes the balance sheet of POP.

     The unaudited pro forma condensed consolidated statements of operations for the year ended August 3, 1997 and for the nine months ended May 3, 1998 give effect to the VSI and POP acquisitions as if they had occurred on August 5, 1996. The 4MC historical statement of operations for the nine months ended May 3, 1998 includes the results of POP from the February 2, 1998 acquisition date.

     The acquisitions were accounted for using the purchase accounting method and, accordingly, the purchase price of each transaction will be allocated to the assets acquired and liabilities assumed based on the fair market value of such assets and liabilities at the date of acquisition. The unaudited condensed pro forma balance sheet and results of operations are based on available information and certain assumptions regarding the allocation of purchase price, which could change significantly based on the realizable value of certain assets, the potential to incur additional transaction related costs, and other analyses.

     The unaudited pro forma condensed consolidated financial statements may not be indicative of actual results which would have been obtained if the acquisitions had been completed and in effect for the periods indicated, nor of the results that may be obtained in the future.

                               FOUR MEDIA COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF MAY 3, 1998
                                 (in thousands)

                    ASSETS                           4MC             VSI          PRO FORMA           4MC
                                                 (HISTORICAL)   (HISTORICAL)     ADJUSTMENTS      (PRO FORMA)
Current assets:
 Cash.........................................      $  2,088         $     -        $       -        $  2,088
 Trade accounts receivable....................        33,201             254                -          33,455
 Inventory....................................         1,262               -                -           1,262
 Prepaid expenses.............................         6,138               -                -           6,138
                                                    --------         -------        ---------        --------
  Total current assets........................        42,689             254                -          42,943

Property, plant & equipment, net..............       121,364           3,012           (1,012)/4/     123,364
Deferred taxes................................         2,516               -                -           2,516
Long term receivables.........................         2,703               -                -           2,703
Goodwill......................................        32,825               -            3,436 /4/      36,261
Other assets..................................         3,152              10                -           3,162
                                                    --------         -------        ---------        --------
  Total assets................................      $205,249           3,276            2,424        $210,949
                                                    ========         =======        =========        ========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current maturities of long term debt and
  capital lease obligations...................      $  5,991           1,467          $(1,467)/4/    $  5,991
 Accounts payable.............................         8,940             189                -           9,129
 Accrued and other liabilities................         7,938             283              200 /4/       8,421
                                                    --------         -------        ---------        --------
  Total current liabilities...................        22,869           1,939           (1,267)         23,541

Long term debt and capital lease obligations..       118,602             461            1,467 /4/     120,530

Commitments and contingencies

Stockholders' equity:
 Preferred stock..............................        14,835               -                -          14,835
 Common stock.................................            96           1,917           (1,914)/4/          99
 Additional paid-in capital...................        41,650               -            3,097 /4/      44,747
 Foreign currency translation adjustment......          (660)              -                             (660)
 Retained earnings (deficit)..................         7,857          (1,041)           1,041 /4/       7,857
                                                    --------         -------        ---------        --------
  Total stockholders' equity..................        63,778             876            2,224          66,878
                                                    --------         -------        ---------        --------
  Total liabilities and stockholders' equity..      $205,249         $ 3,276        $   2,424        $210,949
                                                    ========         =======        =========        ========

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

                               FOUR MEDIA COMPANY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED AUGUST 3, 1997
                    (In thousands, except per share amounts)

                                                                                        PRO FORMA ADJUSTMENTS
                                                                                 --------------------------------
                                            4MC            POP            VSI         ACQUISITION    ACQUISITION        4MC
                                        (HISTORICAL)   (HISTORICAL)   (HISTORICAL)      OF POP          OF VSI      (PRO FORMA)
                                         ----------     ----------     ----------     -----------    -----------     ---------
Revenues.............................       $84,527        $38,032         $3,725      $        -                      $126,284
Cost of services.....................        53,184         19,315          1,606               -            (730)/5/    73,375
                                            -------        -------         ------      ----------         -------      --------
  Gross profit.......................        31,343         18,717          2,119               -             730        52,909
                                            -------        -------         ------      ----------         -------      --------
Operating expenses:
 Sales general and administrative....        12,899          7,514            418               -               -        20,831
 Depreciation and amortization.......        13,175          6,493              9          (3,774)/1/         372 /5/    16,275
                                            -------        -------         ------      ----------         -------      --------
  Total operating expenses...........        26,074         14,007            427          (3,774)            372        37,106
                                            -------        -------         ------      ----------         -------      --------
     Income from operations..........         5,269          4,710          1,692           3,774             358        15,803

Interest expense, net................         3,887          1,612            212           4,114 /2/         (23)/6/     9,802
                                            -------        -------         ------      ----------         -------      --------
 Income before income taxes and
  minority interest..................         1,382          3,098          1,480            (340)            381         6,001

 Income taxes........................             -          1,654             10          (1,489)/3/          (9)/3/       166
 Minority interest...................             -             (4)             -               -               -            (4)
                                            -------        -------         ------      ----------         -------      --------
  Net income.........................       $ 1,382        $ 1,440         $1,470      $    1,149         $   390      $  5,831
                                            =======        =======         ======      ==========         =======      ========

Net income per share-basic...........       $  0.17                                                                    $   0.70
                                            =======                                                                    ========
Net income per share -diluted........       $  0.16                                                                    $   0.66
                                            =======                                                                    ========
Weighted average number of shares
 outstanding-basic...................         7,963                                                                       8,287
Weighted average number of shares           =======                                                                    ========
 outstanding-diluted.................         8,553                                                                       8,877
                                            =======                                                                    ========

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

                               FOUR MEDIA COMPANY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED MAY 3, 1998
                    (In thousands, except per share amounts)


                                                                                              PRO FORMA ADJUSTMENTS
                                                 4MC            POP            VSI         ACQUISITION     ACQUISITION       4MC
                                             (HISTORICAL)   (HISTORICAL)   (HISTORICAL)      OF POP          OF VSI      (PRO FORMA)
                                              ----------     ----------     ----------     -----------     -----------    ---------
Revenues................................         $95,017        $18,617         $3,101       $       -         $            $116,735
Cost of services........................          60,282         10,927          1,238               -            (667)/5/    71,780
                                                 -------        -------         ------       ---------         -------      --------
  Gross profit..........................          34,735          7,690          1,863               -             667        44,955
                                                 -------        -------         ------       ---------         -------      --------

Operating expenses:
 Sales general and administrative.......          13,719          4,894            479               -               -        19,092
 Depreciation and amortization..........          13,541          3,607              9          (2,829)/1/         278 /5/    14,606
                                                 -------        -------         ------       ---------         -------      --------
  Total operating expenses..............          27,260          8,501            488          (2,829)            278        33,698
                                                 -------        -------         ------       ---------         -------      --------
   Income from operations...............           7,475           (811)         1,375           2,829             389        11,257

Interest expense, net...................           5,430            912            239           3,084 /2/         (65)        9,600
                                                 -------        -------         ------       ---------         -------      --------
 Income before income taxes and
   minority interest....................           2,045         (1,723)         1,136            (255)            454         1,657
 Income taxes...........................               -           (709)             6             709 /7/          (6)/7/         -
 Minority interest......................               -             23              -               -               -            23
                                                 -------        -------         ------       ---------         -------      --------
  Net income before extraordinary item..         $ 2,045        $  (991)         1,130       $    (964)            460      $  1,680
                                                 =======        =======         ======       =========         =======      ========

Net income per share before extraordinary
 item-basic...............................         $0.22                                                                       $0.17
                                                 =======                                                                    ========
Net income per share before extraordinary
 item-diluted.............................         $0.19                                                                       $0.15
                                                 =======                                                                    ========
Weighted average number of shares
 outstanding-basic........................         9,553                                                                       9,877
                                                 =======                                                                    ========
Weighted average number of shares
 outstanding-diluted......................        10,526                                                                      10,850
                                                 =======                                                                    ========

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

                               FOUR MEDIA COMPANY
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)

1. Adjustments to reflect revised depreciation using fair market value of POP assets and seven-year useful life, and goodwill acquired amortized over forty years.

2. Adjustments to reflect new debt at average interest rate of 8.10%, plus amortization of $3,000 financing costs over 6 1/2 years.

3. Estimated elimination of 90% of income taxes because of 4MC's net operating loss carryforwards.

4. The purchase price of VSI totaled approximately $3,100 paid in 4MC common stock. In addition, the Company recorded $200 in estimated transaction costs.

    All of the VSI debt was subsequently repaid with borrowings from the Company's debt facility. Property, plant and equipment is adjusted to an estimated fair market value of $2,000.

5. Adjustments to reflect revised depreciation using fair market value of VSI assets and seven year useful life, and goodwill acquired amortized over thirty years. In addition, depreciation expense reported by VSI in cost of services has been reclassified to operating expenses to conform to the 4MC presentation.

6. Adjustments to related payoff of VSI debt with borrowings for the Company's debt facility at average interest rate of 8.10%.

7. Elimination of 100% of net income tax benefit based on taxable income being reported on a consolidated basis. No income tax is shown on a consolidated basis because of 4MC's net operating loss carryforwards.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       FOUR MEDIA COMPANY



Date:  July 16, 1998                   By:  /s/ Alan S. Unger
                                          -------------------------
                                          Alan S. Unger
                                          Vice President and
                                          Chief Financial Officer